UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NUVEEN VIRGINIA DIVIDEND ADVANTAGE MUNICIPAL FUND

(Exact Name of Registrant as Specified in Its Charter)

MASSACHUSETTS	36-4327210
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered
MuniFund Term Preferred Shares, $10.00 liquidation preference per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-161973

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The shares (the “Shares”) to be registered hereunder are MuniFund Term Preferred Shares, $10.00 liquidation value per share, of Nuveen Virginia Dividend Advantage Municipal Fund (the “Registrant”). A description of the Shares is contained under the heading “Description of Shares” in the prospectus to be included in an amendment to the Registrant’s registration statement on Form N-2, which registration statement was filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on October 28, 2009 (Registration Nos. 333-161973 and 811-09469, respectively), and such description is incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 28, 2009

NUVEEN VIRGINIA DIVIDEND ADVANTAGE MUNICIPAL FUND

By	/s/ Gifford R. Zimmerman
Name:	Gifford R. Zimmerman
Title:	Chief Administrative Officer

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